Evolent Health Announces Fourth Quarter and Full Year 2015 Results
Washington, DC (February 25, 2016) - Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter and full year ended December 31, 2015.
Highlights from the fourth quarter of 2015 and full year 2015 include (all comparisons are to the quarter and full year ended December 31, 2014):
Quarter ending December 31, 2015

•	GAAP revenue of $46.1 million; Adjusted Revenue of $46.7 million, which is an increase of 74.9%

•	GAAP net income (loss) attributable to common shareholders of $(4.1) million, compared to $(10.7) million

•	Adjusted EBITDA of $(5.9) million, compared to $(13.1) million

Full year 2015

•	GAAP revenue of $96.9 million; Adjusted Revenue of $163.5 million, which is an increase of 62.1%

•	Lives on the platform of 717,526, an increase of 65.8%

•	GAAP net income (loss) attributable to common shareholders of $332.5 million, compared to $(25.2) million

•	Adjusted EBITDA of $(31.7) million, compared to $(37.1) million

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are quite pleased with our results for the quarter and for full year 2015. We exceeded our financial targets, and we ended the year in a strong position in a rapidly growing market. Our performance this year has been driven by our highly differentiated platform and its ability to deliver consistent clinical and financial results for our partners.”
Mr. Williams continued, “We are also delighted to bring 280 thousand lives on our platform this month through our strategic alliance with Passport Health Plan in Kentucky. Passport is one of the leading provider-sponsored Medicaid plans in the country and their decision to leverage the Identifi platform and health plan operations infrastructure is a testament to the breadth and depth of our offering. Furthermore, the Medicaid Center of Excellence we opened in Louisville in partnership with Passport has already garnered significant interest from providers and state governments looking for comprehensive solutions in the quickly growing managed Medicaid segment.”
Mr. Williams concluded, “With the continued growth in our existing client base, the addition of several marquee health systems and focused investments in our value-based care platform, we feel exceptionally well-positioned for strong growth in 2016 and beyond.”

Financial Results of Evolent Health, Inc.
Evolent Health, Inc. completed a reorganization of its corporate structure on June 4, 2015 (the “Reorganization”) in connection with the initial public offering of its Class A common stock (“IPO”). Prior to the Reorganization, Evolent Health, Inc. had no operations. As a result, the financial statements of Evolent Health, Inc. for the twelve months ended December 31, 2015 and for the three and twelve months ended December 31, 2014 do not reflect a complete view of the operational results for those periods. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on the first day of the relevant period. The adjusted results include the operations of Evolent Health LLC for the period from January 1, 2014 through June 3, 2015 as well as certain other adjustments. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results
Evolent Health, Inc. reported United States of America generally accepted accounting principles (“GAAP”) revenue of $46.1 million for the three months ended December 31, 2015 compared to zero for the same period in 2014. GAAP revenue for the twelve months ended December 31, 2015 was $96.9 million, which does not reflect the operating results of Evolent Health LLC prior to June 4, 2015 (the date of the Reorganization), compared to zero for the same period in 2014.
Cost of revenue was $24.7 million and $57.4 million for the three and twelve months ended December 31, 2015, respectively, compared to zero for the same periods in 2014. Operating income (loss) was $(14.2) million and $(43.0) million for the three and twelve months ended December 31, 2015, respectively, compared to zero for the same periods in 2014. Net income (loss) attributable to Evolent Health, Inc. was $(4.1) million and $(10.7) million for the three months ended December 31, 2015 and 2014, respectively, and $332.5 million and $(25.2) million for the twelve months ended December 31, 2015 and 2014, respectively. Earnings (loss) per share available for common shareholders was $(0.10) per basic and diluted share and ($4.37) per basic and diluted share for the three months ended December 31, 2015 and 2014, respectively. Earnings (loss) per share available for common shareholders was $13.14 per basic share and $6.93 per diluted share for the twelve months ended December 31, 2015 and $(13.46) per basic and diluted share for the twelve months ended December 31, 2014.
Total cash, cash equivalents and investments as of December 31, 2015 were $199.8 million.
Adjusted Results

•
Adjusted Revenue for the three months ended December 31, 2015 increased 74.9% to $46.7 million, compared to $26.7 million for the three months ended December 31, 2014. Adjusted Revenue for the twelve months ended December 31, 2015 increased 62.1% to $163.5 million, compared to $100.9 million for the twelve months ended December 31, 2014.

•
Adjusted Cost of Revenue was $24.4 million or 52.2% of Adjusted Revenue for the three months ended December 31, 2015, compared to $20.5 million or 76.8% of Adjusted Revenue for the three months ended December 31, 2014. Adjusted Cost of Revenue was $99.7 million or 61.0% of Adjusted Revenue for the twelve months ended December 31, 2015 compared to $72.4 million or 71.7% of Adjusted Revenue for the twelve months ended December 31, 2014.

•
Adjusted EBITDA for the three months ended December 31, 2015 was $(5.9) million, compared to $(13.1) million for the three months ended December 31, 2014. Adjusted EBITDA for the twelve months ended December 31, 2015 was $(31.7) million, compared to $(37.1) million for the twelve months ended December 31, 2014.

•
Adjusted Loss Available for Common Shareholders for the three months ended December 31, 2015 and 2014 was $(3.1) million and $(16.0) million, respectively. Adjusted Loss Available for Common Shareholders for the twelve months ended December 31, 2015 and 2014 was $(43.4) million and $(46.5) million, respectively.

•
Adjusted Loss per Share Available for Common Shareholders for the three months ended December 31, 2015 and 2014 was $(0.05) and $(0.65), respectively. Adjusted Loss per Share Available for Common Shareholders for the twelve months ended December 31, 2015 and 2014 was $(0.94) and $(1.84), respectively.

Business Outlook

For the full year 2016, Adjusted Revenue is expected to be in the range of $212 million to $220 million. Adjusted EBITDA is expected to be in the range of $(28) million to $(24) million. For the three months ended March 31, 2016, Adjusted Revenue is expected to be in the range of $47.0 million to $48.0 million and Adjusted EBITDA is expected to be in the range of $(9.5) million to $(8.5) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter performance this evening, February 25, 2016, at 4:30 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855-940-9467 and ask to join to the Evolent Health call. Participants are advised to dial in at least five minutes prior to the call to register. The call will be archived on the company’s website for 90 days and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.
Contacts:

Bob East (443) 213-0500 Investor Relations InvestorRelations@evolenthealth.com	Robin Glass (571) 389-6005 Media Relations RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. Prior to the Reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the Reorganization. As a result, the financial statements of Evolent Health, Inc. for the twelve months ended December 31, 2015 and for the three and twelve months ended December 31, 2014, do not reflect a complete view of the operational results for those periods. In order to provide a consistent presentation for the periods before and after June 4, 2015 and effectively provide comparative results, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on the first day of the relevant period and therefore include the operations of Evolent Health LLC for the period from January 1, 2014 through June 3, 2015. Including Evolent Health LLC’s results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures. The details in the tabular presentation below reflect certain income statement line items as adjusted to reflect results from operations for the three and twelve month periods as if the Reorganization had occurred at the beginning of the respective periods. The presentation also reflects other adjustments described in “Non-GAAP Financial Measures.”
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) per Share Available for Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. In addition to the adjustments described below, each of the adjusted measures are also adjusted to reflect the Reorganization as if it had occurred on the first day of the relevant period as described in “Financial Statement Presentation” and are adjusted to exclude the impact of purchase accounting adjustments, stock-based compensation expenses and transaction costs related to the Reorganization and IPO.
Adjusted EBITDA is also adjusted to exclude depreciation and amortization expense, other income (expense), interest (income) expense, net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes, income (loss) from affiliate and gain on consolidation.
Adjusted Earnings (Loss) per Share Available for Common Shareholders is also adjusted to exclude net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes, income (loss) from affiliate, gain on consolidation and undeclared cumulative preferred dividends.
Adjusted Weighted-Average Common Shares is adjusted to include items that would be considered anti-dilutive under GAAP during periods of loss including the dilutive effects of options and restricted stock and the assumed conversion of preferred or exchangeable securities. For periods of income, Adjusted Weighted-Average Common Shares is equivalent to the GAAP diluted weighted-average common shares.
These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to the comparable GAAP financial measures is presented in the attached tables. We believe these measures are useful across time in evaluating our fundamental core operating performance. Management also uses certain of these measures to manage our business, including in preparing its annual operating budget, financial projections and compensation plans. We believe that certain of these measures are also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries.

Evolent Health, Inc.
Adjusted Results
For the Three Months Ended December 31, 2015 and 2014

(in thousands)	For the Three Months Ended December 31, 2015					For the Three Months Ended December 31, 2014
							Add:
	Evolent	Add:	Less:	Less:	Evolent	Evolent	Evolent	Less:	Less:	Evolent	Change Over
	Health, Inc.	Purchase	Stock-based	Transaction	Health, Inc.	Health, Inc.	Health LLC	Stock-based	Transaction	Health, Inc.	Prior Period
	as Reported	Accounting (1)	Compensation	Costs	as Adjusted	as Reported	Operations (2)	Compensation	Costs	Adjusted	$	%
Revenue
Transformation	$10,420	$377	$—	$—	$10,797	$—	$8,452	$—	$—	$8,452	$2,345	27.7%
Platform and operations	35,638	306	—	—	35,944	—	18,275	—	—	18,275	17,669	96.7%
Total revenue	46,058	683	—	—	46,741	—	26,727	—	—	26,727	20,014	74.9%
Expenses
Cost of revenue (exclusive
of depreciation and
amortization presented
separately below)	24,749	—	351	—	24,398	—	20,929	408	—	20,521	3,877	18.9%
Selling, general and
administrative expenses	32,370	—	3,843	241	28,286	—	25,838	5,961	564	19,313	8,973	46.5%
Depreciation and
amortization expenses	3,126	—	—	—	3,126	—	1,699	—	—	1,699	1,427	84.0%
Total operating
expenses	60,245	—	4,194	241	55,810	—	48,466	6,369	564	41,533	14,277	34.4%
Operating income
(loss)	$(14,187)	$683	$(4,194)	$(241)	$(9,069)	$—	$(21,739)	$(6,369)	$(564)	$(14,806)	$5,737	(38.7)%

(1) Represents adjustments to remove the results of purchase accounting

(2)	Represents the operational results of Evolent Health LLC for the period October 1, 2014, through December 31, 2014

Evolent Health, Inc.
Adjusted Results
For the Year Ended December 31, 2015 and 2014

(in thousands)	For the Year Ended December 31, 2015						For the Year Ended December 31, 2014
		Add:						Add:
	Evolent	Evolent	Add:	Less:	Less:	Evolent	Evolent	Evolent	Less:	Less:	Evolent	Change Over
	Health, Inc.	Health LLC	Purchase	Stock-based	Transaction	Health, Inc.	Health, Inc.	Health LLC	Stock-based	Transaction	Health, Inc.	Prior Period
	as Reported	Operations (1)	Accounting (2)	Compensation	Costs	as Adjusted	as Reported	Operations (3)	Compensation	Costs	Adjusted	$	%
Revenue
Transformation	$19,906	$15,755	$1,524	$—	$—	$37,185	$—	$36,289	$—	$—	$36,289	$896	2.5%
Platform and operations	76,972	46,059	3,304	—	—	126,335	—	64,599	—	—	64,599	61,736	95.6%
Total revenue	96,878	61,814	4,828	—	—	163,520	—	100,888	—	—	100,888	62,632	62.1%
Expenses
Cost of revenue (exclusive
of depreciation and
amortization presented
separately below)	57,398	44,839	—	2,518	—	99,719	—	73,122	758	—	72,364	27,355	37.8%
Selling, general and
administrative expenses	75,286	58,457	—	33,950	4,280	95,513	—	76,521	10,333	564	65,624	29,889	45.5%
Depreciation and
amortization expenses	7,166	2,637	—	—	—	9,803	—	3,694	—	—	3,694	6,109	165.4%
Total operating
expenses	139,850	105,933	—	36,468	4,280	205,035	—	153,337	11,091	564	141,682	63,353	44.7%
Operating income
(loss)	$(42,972)	$(44,119)	$4,828	$(36,468)	$(4,280)	$(41,515)	$—	$(52,449)	$(11,091)	$(564)	$(40,794)	$(721)	1.8%

(1)	Represents the operational results of Evolent Health LLC for the period January 1, 2015, through June 3, 2015, prior to consolidation

(2)	Represents adjustments to remove the results of purchase accounting

(3)	Represents the operational results of Evolent Health LLC for the period January 1, 2014, through December 31, 2014

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)

(in thousands)	For the Three
	Months Ended			For the Years Ended
	December 31,			December 31,
	2015	2014		2015		2014
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(4,119)	$(10,698)		$332,494		$(25,246)
Add:
Net income (loss) of Evolent Health LLC	—	(21,670)	(1)	(44,079)	(1)	(52,263)	(1)
Less:
Purchase accounting adjustments	(683)	—		(4,828)		—
Gain on consolidation	—	—		414,133		—
Income (loss) from affiliate	—	(10,698)		(28,165)		(25,246)
(Provision) benefit for income taxes	5,694	—		(23,475)		—
Net (income) loss attributable to
non-controlling interests	4,148	—		12,680		—
Stock-based compensation	(4,194)	(6,369)		(36,468)		(11,091)
Transaction costs	(241)	(564)		(4,280)		(564)
Interest income (expense), net	226	56		331		195
Other income (expense), net	—	13		2		(9)
Depreciation and amortization expense	(3,126)	(1,699)		(9,803)		(3,694)
Adjusted EBITDA	$(5,943)	$(13,107)		$(31,712)		$(37,100)

(1)	Represents the net income (loss) for the beginning-of-period through June 3, 2015, or for the three or twelve months ended December 31, 2014, for the respective periods

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) per Share Available for Common Shareholders to
Earnings (Loss) per Share Available for Common Shareholders

(in thousands, except per share data)	For the Three
	Months Ended			For the Years Ended
	December 31,			December 31,
	2015	2014		2015		2014
Earnings (Loss) Available for
Common Shareholders - Diluted (a)	$(4,119)	$(11,994)		$319,814		$(31,137)
Less:
Net income (loss) attributable to
non-controlling interests	—	—		(12,680)		—
Undeclared cumulative preferred dividends	—	—		2,184		—
Earnings (Loss) Available for
Common Shareholders - Basic (b)	(4,119)	(11,994)		330,310		(31,137)
Add:
Net income (loss) of Evolent Health LLC	—	(21,670)	(1)	(44,079)	(1)	(52,263)	(1)
Less:
Purchase accounting adjustments	(683)	—		(4,828)		—
Gain on consolidation	—	—		414,133		—
Income (loss) from affiliate	—	(10,698)		(28,165)		(25,246)
(Provision) benefit for income taxes	—	—		(23,475)		—
Net (income) loss attributable to
non-controlling interests	4,148	—		12,680		—
Stock-based compensation	(4,194)	(6,369)		(36,468)		(11,091)
Transaction costs	(241)	(564)		(4,280)		(564)
Adjusted Earnings (Loss) Available
for Common Shareholders (c) (2)	$(3,149)	$(16,033)		$(43,366)		$(46,499)

Earnings (Loss) per Share Available
for Common Shareholders - Diluted (a) (2)	$(0.10)	$(4.37)		$6.93		$(13.46)

Earnings (Loss) per Share Available
for Common Shareholders - Basic (b) (2)	$(0.10)	$(4.37)		$13.14		$(13.46)

Adjusted Earnings (Loss) per Share Available
for Common Shareholders (c) (3)	$(0.05)	$(0.65)		$(0.94)		$(1.84)

Weighted-average common shares - basic	41,482	2,745		25,129		2,314
Weighted-average common shares - diluted	41,482	2,745		46,136		2,314
Weighted-average common shares - adjusted (4)	60,197	24,854		46,136		25,328

(1)	Represents the net income (loss) for the beginning-of-period through June 3, 2015, or for the three or twelve months ended December 31, 2014, for the respective periods

(2)	For periods of net loss, shares used in the earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive

(3)	Represents Adjusted Earnings (Loss) Available for Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in Note 4 below

(4)
Represents the weighted-average shares of all dilutive or potentially dilutive shares over the respective periods including in periods of loss. See the reconciliation of Adjusted Weighted-Average Common Shares to GAAP diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common Shares to Diluted Weighted-Average Common Shares

(in thousands)	For the Three
	Months Ended		For the Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Weighted-average common shares - diluted	41,482	2,745	46,136	2,314
Dilutive effect of restricted stock and
restricted stock units	13	1,137	—	792
Dilutive effect of options	1,178	—	—	—
Assumed conversion of convertible preferred
stock at beginning-of-period	—	20,972	—	22,222
Assumed conversion of Class B common
shares to Class A common shares	17,525	—	—	—
Weighted-average common shares - adjusted	60,211	25,991	46,136	26,120

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	December 31,	December 31,
	2015	2014
Cash and cash equivalents	$145,726	$—
Investments, at amortized cost	9,445	—
Total current assets	184,463	—
Investments, at amortized cost	44,618	—
Intangible assets, net	163,152	—
Goodwill	608,903	—
Total assets	1,015,514	37,203
Total liabilities	80,935	—
Total redeemable preferred stock	—	39,273
Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	649,341	(2,070)
Non-controlling interests	285,238	—
Total liabilities, redeemable preferred stock and shareholders' equity (deficit)	1,015,514	37,203

Evolent Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands)	For the Three
	Months Ended		For the Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Transformation	$10,420	$—	$19,906	$—
Platform and operations	35,638	—	76,972	—
Total revenue	46,058	—	96,878	—

Expenses
Cost of revenue (exclusive of depreciation
and amortization presented below)	24,749	—	57,398	—
Selling, general and administrative expenses	32,371	—	75,286	—
Depreciation and amortization expenses	3,126	—	7,166	—
Total operating expenses	60,246	—	139,850	—
Operating income (loss)	(14,188)	—	(42,972)	—
Interest income (expense), net	226	—	293	—
Gain on consolidation	—	—	414,133	—
Income (loss) from affiliate	—	(10,698)	(28,165)	(25,246)
Income (loss) before income taxes
and non-controlling interests	(13,962)	(10,698)	343,289	(25,246)
Provision (benefit) for income taxes	(5,695)	—	23,475	—
Net income (loss)	(8,267)	(10,698)	319,814	(25,246)
Net income (loss) attributable to
non-controlling interests	(4,148)	—	(12,680)	—
Net income (loss) attributable to
Evolent Health, Inc.	$(4,119)	$(10,698)	$332,494	$(25,246)

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)
	For the Years Ended
	December 31,
	2015	2014
Net cash provided by (used in) operating activities	$(19,829)	$—
Net cash provided by (used in) investing activities	(43,684)	—
Net cash provided by (used in) financing activities	209,239	—

Net increase (decrease) in cash and cash equivalents	145,726	—
Cash and cash equivalents as of beginning-of-period	—	—
Cash and cash equivalents as of end-of-period	$145,726	$—

Forward Looking Statements - Cautionary Language
Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical or current fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe”, “anticipate”, “expect”, “estimate”, “aim”, “predict”, “potential”, “continue”, “plan”, “project”, “will”, “should”, “shall”, “may”, “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.
These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•	the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	uncertainty in the health care regulatory framework;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our reliance on third parties;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	risks related to future acquisition opportunities;

•	our future indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	the risk of potential future litigation;

•	the risk of potential goodwill impairment on our results of operations;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from future exchanges of Class B common units for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings, Inc. and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	our exemption from certain corporate governance requirements due to our status as a “controlled company” within the meaning of New York Stock Exchange rules;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units is exchanged for shares of Class A common stock;

•	provisions in our certificate of incorporation and bylaws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•	provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock; and

•	our status as an “emerging growth company.”

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. The prospectus for our IPO filed with the SEC on June 5, 2015 and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.
Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.